PROMISSORY NOTE

January 22, 1998                                                     $893,060.78

      DIGITEC 2000, INC., a Nevada corporation having an office at 8 West 38th Street., New York, New York 100181 ("Maker") for value received, hereby promises to pay to the order of FRONTIER COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation, having its principal offices at 180 South Clinton Avenue, Rochester, New York 14646 ("Holder"), the sum of EIGHT HUNDRED NINETY THREE THOUSAND AND SIXTY DOLLARS AND 78/100 ($893,060.78), payable weekly for a period of sixteen (16) weeks, beginning on beginning on Wednesday, January 28, 1998 and every Wednesday thereafter up to and including May 27, 1998, according to the attached schedule of payments. Payments will be made in sixteen (16) equal installments of FIFTY-FIVE THOUSAND EIGHT HUNDRED SIXTEEN DOLLARS AND 30/100 ($55,816.30). In the event that Maker's account balance on May 27, 1998 is more than $55,816.30, Maker shall pay all remaining money due and owing to Holder in one lump sum as part of its sixteenth payment.

      Unless Holder shall provide written instructions to the contrary, amounts due hereunder will be paid by wire transfer no later than 5:00 pm (EST) on each Wednesday noted on the attached schedule. Wire transfer to be made to the account of Frontier Communications International Inc. at Marine Midland Bank, One Marine Midland Plaza, Rochester, New York 14639.

      To Credit account number 590 83881 4 ABA routing # 021 001 088

      Maker hereby represents and warrants that Maker's execution of this Note has been duly authorized, that all necessary corporate action has been taken, that no regulatory or other approvals or consents are necessary and that such
Note is a binding obligation and subject to the full faith and credit of Maker. Maker further agrees that Maker's obligations under this Note are unconditional and not subject to deduction, diminution, abatement, counter-claim, defense or set-off for any reason whatsoever. Maker's obligations hereunder shall not be subordinate to any other indebtedness of Maker.

      In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

      This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      Any notice, demand, request or other communication which Maker or Holder may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if hand-delivered or if sent via facsimile telecommunication, receipt telephonically confirmed (effective 24 business hours after receipt is confirmed), or if sent by internationally recognized express courier (such as Federal Express or United Parcel Service) (effective 48 hours after deposit thereof at any office of such courier), postage prepaid, return receipt requested, addressed as follows, or to such other addresses as the parties may designate by like notice.

      To Maker:

            Digitec 2000, Inc,
            8 West 38th Street
            New York, New York 10018
            Attn:  Frank Migliato, President

      To Holder:

            Frontier Corporation
            180 South Clinton Avenue
            Rochester, New York  14646
            Attn:  Brian Fitzpatrick, Vice President, Carrier Services

      Each right, power and remedy of Holder hereunder, now or hereafter existing at law or in equity by state or other applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simulaneous or later exercise by Holder of any or all such other rights, powers or remedies. No failure or delay by Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude Holder from exercising any such right, power or remedy. By accepting paymept after the due date under this Note, Holder shall not be deemed to have waived the right to require payment when due of all other payments due under this Note. No failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Holder from exercising any such right, power or remedy at any later time or times,

      This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of laws rules thereof). Venue in any action or proceeding arising out of or relating to this Note shall be in any state or federal court sitting in Rochester, New York, and Maker and Holder hereby irrevocably waive any objection they may have to the laying of venue of any such action or proceeding in any such court and any claim they rnay have that any such action or proceeding has been brought in an inconvenient forum. A final


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

judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

      In addition to all other rights available to Holder under this Note or under any law, or under principles of equity, Holder shall have the right at any time and from time to time to sell, assign, pledge or otherwise transfer this Note to any entity or person. Each such purchaser, assignee, pledgee and transferee shall have all the rights, remedies and benefits of Holder hereunder. Further, any such purchaser, assignee, pledgee or transferee shall have the right to surrender this Note to Maker for cancellation and have a new Note with identical terms issued in exchange therefore to such purchaser, assignee, pledgee or transferee.

      This Note shall be binding upon and shall inure to the benefit of Maker and Holder and their respective successors and assigns,

      In the event Maker should default under any of the provisions of this Note and Holder should employ attorneys or incur other expenses for the collection of any amounts due from Maker hereunder, the enforcement of performance or observance of any obligation or agreement of Maker herein contained, Maker agrees that it will on demand therefor pay to Holder the reasonable fees of such attorneys and such other reasonable expenses so incurred by Holder, should Holder prevail in such collection or enforcement efforts. Any amounts paid hereunder shall first be applied to collection costs, late charges and interest.

      Maker agrees that it has received adequate consideration for its obligations hereunder.

      All other payment terms and agreements between the parties remain in full force and effect.

      IN WITNESS WHEREOF, Maker has executed this Promissory Note under seal as of the date first above written.

DIGITEC 2000, INC.


By: /s/ Frank Magliato
   --------------------------------
Name: FRANK MAGLIATO
     ------------------------------
Title: PRESIDENT
      -----------------------------


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

                                   SCHEDULE A

      Payment Date              Amount
      ------------              ------

      01/28/98                 $55,816.30

      02/11/98                  55,816.30

      02/25/98                  55,816.30

      03/04/98                  55,816.30

      03/11/98                  55,000.00

      03/18/98                  55,816.30

      03/25/98                  55,816.30

      04/01/98                  55,816.30

      04/08/98                  55,816.30

      04/15/98                  55,816-30

      04/22/98                  55,816.30

      04/29/98                  55,816.30

      05/06/98                  55,816.30

      05/13/98                  55,816.30

      05/20/98                  55,616.30

      05/27/98                  55,816.30*

* Plus any remaining amount due and owing Frontier in one lump sum

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